FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT (this “Amendment”) to the EMPLOYMENT AGREEMENT, dated as of June 22, 2007, and effective as of May 11, 2007 (the “Agreement”), by and between STEVEN S. MAGAMI, an individual residing in Los Angeles, California (the “Employee”), and PURE BIOFUELS CORP., a Nevada corporation (the “Company”) is effective as of September 12, 2007 (the “Effective Date”). Capitalized terms used but not defined herein have the meanings set forth in the Agreement unless the context otherwise requires.

WITNESSETH

WHEREAS, Section 6.01 of the Agreement sets forth the Base Salary of Employee as an amount equal to $100,000 per year; and

WHEREAS, the Company desires to increase the amount of such Base Salary to an amount equal to $200,000 as of the Effective Date.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, Company and Employee, intending to be legally bound hereby agree as follows:

1.  Base Salary. Section 6.01 of the Agreement is amended by replacing “$100,000” with “$200,000” and such increased salary shall become effective as of the Effective Date.

2.  Approval of Board of Directors. This Amendment is conditioned upon approval of the Board of Directors of the Company.

3.  Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

4.  Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which combined shall constitute one and the same instrument. This Amendment shall be deemed effective upon each party’s receipt of a signed facsimile or electronic copy of this Amendment from the other party.

5.  Successors and Assigns. This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

6.  Amendment. Except as otherwise amended hereby, all of the terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their respective duly authorized officers and representatives as of the date first above written.

PURE BIOFUELS CORP.

By:	/s/ Luis Goyzueta
Name: Luis Goyzueta
Title: Chief Executive Officer

STEVEN S. MAGAMI
/s/ Steven S. Magami